UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2017

Riot Blockchain, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 401 Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).
Emerging growth company [_]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2017, Riot Blockchain, Inc. (the "Company") entered into agreements to sell $37 million units of its securities (the "Units") pursuant to separate purchase agreements (the "Securities Purchase Agreements") with accredited investors (the "Investors"), at a purchase price of $22.50 per Unit.  Each Unit consists of one share (the "Shares") of the Company's common stock, no par value per share (the "Common Stock"), and a three year warrant (the "Warrants") to purchase one share of Common Stock, at an exercise price of $40.00 per share (such sale and issuance, the "Private Placement").  The closing of the Private Placement is subject to customary closing conditions. The news release announcing the Private Placement is attached as Exhibit 99.1.

The Warrants are exercisable, at any time on or after the sixth month anniversary of the closing date of the Private Placement, at a price of $40.00 per share, subject to adjustment, and expire three years therefrom. The holders may, subject to certain limitations, exercise the Warrants on a cashless basis. The Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant.

The Company entered into separate registration rights agreements (the "Registration Rights Agreement") with each of the Investors, pursuant to which the Company will undertake to file a registration statement to register the Common Stock issued as part of the Units and the Common Stock issuable upon exercise of the Warrants, within fourteen days following the closing, to cause such registration statement to be declared effective by the Securities and Exchange Commission within ninety days of the filing date and to maintain the effectiveness of the registration statement until all of such shares of Common Stock registered have been sold or are otherwise able to be sold pursuant to Rule 144.  In the event the Company fails to file, or obtain effectiveness of, such registration statement with the given period of time, the Company will be obligated to pay liquidated damages to the Investors for every thirty-days during which such filing is not made and/or effectiveness obtained, such fee being subject to certain exceptions.

The offering was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or pursuant to Rule 903 of Regulation S promulgated under the Securities Act.

The foregoing descriptions of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants are not complete and are qualified in their entireties by reference to the full text of the Form of Purchase Agreement, the Form of Registration Rights Agreement and the Form of Warrant, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively, to this Report and are incorporated by reference herein.

Canaccord Genuity, Inc. acted as financial advisor to the Company in the financing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press release dated December 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Riot Blockchain, Inc. (Registrant)
December 19, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer